UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORMARK VENTURES CORP.
(Exact name of Registrant as specified in its charter)

NEVADA	98 - 0233347
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

4947 Wycliffe Road
Vancouver, British Columbia, Canada	V6T 1E9
(Name and address of principal	(Zip Code)
executive offices)

Registrant's telephone number, including area code:	519-371-9302

Approximate date of commencement of proposed sale to the public: Not Applicable.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT IS FILED TO REMOVE FROM REGISTRATION THE SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF THE REGISTRATION WHICH SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT OF 1933, AS AMENDED.

COPIES OF COMMUNICATIONS TO:
Stephen F.X. O’Neill, Esq.
O’NEILL LAW GROUP PLLC
435 Martin Street, Suite 1010, Blaine, WA 98230
Tel: 360-332-3300
Agent for Service of Process

DE-REGISTRATION OF SHARES OF COMMON STOCK

On November 21, 2001, Normark Ventures Corp., a Nevada corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement (File No. 333-73822) on Form SB-2 under the Securities Act of 1933, as amended, registering up to 4,100,000 shares of the Company's common stock, par value $0.001 per share (the "Shares") to be sold from time to time by certain stockholders of the Company. Such Registration Statement, as amended by Pre-Effective Amendment No. 1 dated February 1, 2002, Pre-Effective Amendment No. 2 dated May 16, 2002, was declared effective at 9:00 a.m. (EST) on June 17, 2002.

In accordance with the undertakings of the Company set forth in Part II of the Registration Statement, the Company hereby de-registers the Shares that remain unsold as of the date hereof pursuant to this Post-Effective Amendment No. 1 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on May 5, 2004.

NORMARK VENTURES CORP.

By:	/s/ G.W. Norman Wareham

G.W. Norman Wareham,
President, Chief Executive Officer
and Chief Financial Officer
(Principal Executive Officer)
(Principal Financial Officer)